Exhibit 99.1

Remy International, Inc.
600 Corporation Drive ● Pendleton, Indiana 46064 USA

News Release

REMY SIGNS DEFINITIVE AGREEMENT TO BE ACQUIRED BY BORGWARNER

Combination enables new and innovative ways to approach engine and drivetrain efficiency

PENDLETON, Ind., July 13, 2015 — Remy International, Inc. (NASDAQ: REMY) today announced it has signed a definitive agreement to be acquired by BorgWarner Inc. (NYSE: BWA), a product leader in highly engineered components and systems for powertrains around the world.

Commenting on the transaction, Remy Chairman John Weber said, “This transaction provides substantial value to our shareholders, our employees and business partners around the globe. It provides an opportunity to market our products to a much broader and diverse group of original equipment manufacturers. The product and technology synergies are obvious, resulting from each company’s historical focus on separate areas of the global powertrain market.”

Remy’s President and Chief Executive Officer, Jay Pittas, added, “Our products and capabilities should complement BorgWarner very well and support growing vehicle electrification trends. We are confident our customers and channel partners will benefit from the strategic fit, as it brings together two long-standing industry leaders.”

Financial Highlights and Transaction Terms

Under the terms of the agreement, BorgWarner will acquire all of the outstanding shares of Remy for $29.50 per share, in cash, which implies an enterprise value of Remy of approximately $1.2 billion. The completion of the transaction is subject to the approval of Remy’s stockholders as well as certain customary terms and conditions, including antitrust and other regulatory clearances in the U.S. and abroad. The transaction is expected to close in the fourth quarter of 2015.

UBS Investment Bank acted as financial advisor and Sullivan & Cromwell LLP provided legal advice to Remy International.

About BorgWarner

BorgWarner Inc. (NYSE: BWA) is a product leader in highly engineered components and systems for powertrains around the world. Operating manufacturing and technical facilities in 58 locations in 19 countries, the company delivers innovative powertrain solutions to improve fuel economy, reduce emissions and enhance performance. For more information, please visit borgwarner.com.

About Remy International, Inc.

Founded by the Remy brothers in 1896, Remy International, Inc. (NASDAQ: REMY) is a leading global manufacturer, remanufacturer, and distributor of alternators, starter motors, and electric traction motors for the automotive and commercial vehicle industry, marketed under the Remy® and Delco Remy® brands. The company also provides multiline products through its subsidiaries. Headquartered in Pendleton, Indiana, with operations across five continents and ten countries, Remy is a trusted partner to original equipment manufacturers and aftermarket organizations worldwide, delivering creative solutions for today’s vehicle challenges.

Remy International, Inc.
600 Corporation Drive ● Pendleton, Indiana 46064 USA

Cautionary Statements Regarding Forward-Looking Information

Some of the statements contained in this press release with respect to Remy International, Inc. (the “Company”) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995.

These statements include declarations regarding intents, beliefs, estimates and current expectations of the Company. In some cases, forward-looking statements can be identified by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue,” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such estimates, assumptions, risks, uncertainties and other factors include, but are not limited to, those related to (i) the likelihood that the transaction is consummated on a timely basis or at all, including whether government approvals sought in connection with the transaction will be obtained (or obtained within the time periods anticipated) and whether the other conditions required to complete the transaction will be met (or met within the time periods anticipated), (ii) whether the expected benefits of the transaction will be realized, (iii) the risk that, and uncertainty as to whether, costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, suppliers and other counterparties) related to the transaction may be greater than expected, and (iv) future financial results and liquidity, (v) development of new products and services, (vi) the effect of competitive products or pricing, (vii) the effect of commodity and raw material prices, (viii) the impact of supply chain cost management initiatives, (ix) restructuring risks, (x) customs duty claims, (xi) litigation uncertainties and warranty claims, (xii) conditions in the automotive industry, (xiii) foreign currency fluctuations, (xiv) costs related to re-sourcing and outsourcing products and (xv) the effect of economic conditions.

These forward-looking statements are also qualified by, and should be read together with the “Special note regarding forward-looking statements”, the “Risk Factors” and the other statements in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q, in each case as filed with the Securities and Exchange Commission (SEC) and available at www.sec.gov, and investors should refer to such risk factors and other statements in evaluating the forward-looking statements contained in this press release.

Any forward-looking statements speak only as to the date this press release, and the Company does not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events except as otherwise required by law. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. Furthermore, it may not be possible for the Company to assess the impact of any such factor on its business (viewed independently or together) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

Remy International, Inc.
600 Corporation Drive ● Pendleton, Indiana 46064 USA

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed acquisition of the Company by BorgWarner Inc. In connection with the proposed acquisition, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement on Schedule 14A. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Company stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from the Company. Such documents are not currently available.

Participants in Solicitation

The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2015. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

Media Contact: Remy International - Shawn Pallagi (pallagi.shawn@remyinc.com |765-778-5903)

Investor Contact: Remy International – Al VanDenBergh (vandenbergh.al@remyinc.com |765-778-6871)